EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 1, 2005, relating to the consolidated financial statements of Comverse Technology, Inc and management's report on the effectiveness of internal control over financial reporting appearing in and incorporated by reference in the Annual Report on Form 10-K of Comverse Technology, Inc for the year ended January 31, 2005 .


/s/ Deloitte & Touche LLP


Jericho, New York
August 26, 2005